Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Infinity Augmented Reality, Inc. (formerly known as Absolute Life Solutions, Inc.), for the quarter ending May 31, 2013, I, Enon Landenberg, President and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-Q for the quarter ending May 31, 2013, fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-Q for the quarter ending May 31, 2013, fairly represents in all material respects, the financial condition and results of operations of Infinity Augmented Reality, Inc. (formerly known as Absolute Life Solutions, Inc.).

Date: July 22, 2013

/s/ Enon Landenberg
Enon Landenberg
President and Chief Executive Officer
(principal executive officer and duly authorized officer)